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                                                                    EXHIBIT 3.44

             [Restated electronically for SEC filing purposes only]

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                 BRINDLEY & BRINDLEY REALTY & DEVELOPMENT, INC.

         I, the undersigned, a natural person of the age of eighteen (18) years or more, do hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled "Business Corporation Act", and the several amendments thereto, and to that end to hereby set forth:

                                        I

         The name of the corporation is Brindley Realty & Development, Inc.

                                       II

         The period of the duration of the corporation shall be perpetual.

                                       III

         The purposes for which this corporation is organized are:

         (1) To generally engage in a real estate business, to acquire by purchase or otherwise any franchises for the exclusive sale of home products including prefabricated houses; to acquire by purchase or otherwise own, hold, sell, buy, convey, mortgage and encumber real estate and other property both personal and mixed; to survey, subdivide, plat, improve, and develop lands and areas and to build and pave streets, roads, and alleyways to and through the same for the purpose of sale or otherwise; to lease, rent, and collect rents, and act as agents for property owners and others engaged in a similar business; to act as agent or attorney in fact for any person or corporation in buying, selling and dealing in real property and any and every estate and interest therein to make and obtain loans upon real property; improved and unimproved, and to supervise, manage and protect such property and loans and all interests and claims affecting the same; to own, operate and construct residential, business and other projects independently or in cooperation with the Federal Housing Administration or any other Federal or State or individual agency that it may see fit to associate itself or cooperate with; to associate itself with any prefabricated home wholesaler for the purpose of constructing such prefabricated houses or other buildings or structures with any purchaser or other individual, agency or corporation.

         (2) To engage in and conduct a general contracting business; to make, enter into, perform and carry out contracts for building, erecting, improving, constructing, altering, repairing, decorating, finishing and furnishing houses, buildings, warehouses, tenements and structures of every kind and description; to carry on in all of its respective branches the business of builders, contractors, decorators and such other trades and businesses as pertain to or are connected with the general construction and contracting business.


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         (3)      To purchase, hold, pledge, transfer, sell, subscribe for or otherwise dispose of or deal in the shares of the capital stock, bonds, debentures, notes or other securities or evidence of indebtedness of any corporation of this State or any other State, and to receive, collect and dispose of dividends, interest or any other income or any such securities held by it, and to do any and all acts and things tending to increase the value of said Corporation; to issue bonds and secure the same by pledge or deed of trust on or upon any part or all of such securities or any property held or owned by the corporation, and to sell or pledge such bonds or notes or evidences of indebtedness for proper corporate purposes and in the promotion of its corporate business; to purchase, receive, hold, and dispose of any securities of any person or corporation, whether such securities shall be bonds, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities to exercise any and all rights and privileges of ownership thereof, and generally to act as investment brokers, agents, or principals; to borrow and lend money and negotiate loans, to draw, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons and other securities; to issue on commission, subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations, and securities of any government, authority or company; to form, promote, subsidize and assist companies, syndicates or partnerships of any kinds, and to finance and refinance the same, to guarantee, purchase, hold, sell, assign, mortgage, transfer, pledge, or otherwise dispose of the shares of the capital stock, or any bond, securities or evidences of indebtedness created by any of the corporation or corporations in this State or any other state, country, nation, government, and while owners of said stock may exercise all the rights, powers and privileges of ownership, including the right to vote thereon to the same extent as a natural person might or could do; to acquire the goodwill, rights, and property, and undertake the whole or any part of the assets or liabilities of any person, firm or corporation engaged in any business authorized by this corporation, to pay for the same in cash, the stock of any company, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business. In carrying out these purposes to enter into, make and perform contracts of any kind with any person, firm, association or corporation, municipality, body politic, country, territory, state, government or colony or dependency thereof, and without limit as to the amount to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, debentures and other negotiable or transferable instruments or evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise; to purchase, hold and reissue any of the shares of the capital stock thereof.

         (4) To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or attainment of any of the objectives herein set forth, and to do every other act or acts, thing or things incidental or pertinent to or growing out of or connected with the aforesaid purposes.

         (5) And in order to properly prosecute the object and purposes above set forth, the corporation shall have full power and authority to purchase, lease or otherwise acquire, hold, mortgage, convey and otherwise dispose of all kinds of property, both real, and personal, both in this State and in all other states, territories and dependents of the United States; to purchase the business, goodwill and all other property of any individual, firm or corporation, as a going concern and to assume all its debts, contracts, and obligations, provided said business is


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authorized by the powers contained herein; to construct, equip, and maintain buildings, works, factories and plants; to install, maintain and operate all kinds of machinery and appliances; to operate the same by hand, steam, water, electricity or other motive power and generally to perform all acts and things which may be deemed necessary or expedient for the proper and successful prosecution of the business for which the corporation is created.

                                       IV

         The aggregate number of shares which the corporation shall have authority to issue is 100,000 of $1.00 par value.

                                        V

         The minimum amount of consideration for those shares to be received by the corporation before it shall commence business is $500.00.

                                       VI

         This corporation may by appropriate resolution of its officers and directors declare itself to be a small business stock corporation within the meaning of Section 1244 of the Internal Revenue Code and this corporation may by appropriate action of its officers and directors elect to be taxed as a small business corporation and as a partnership under the provisions of Section 1371 of Sub-Chapter S, of the Internal Revenue Code, of the United States of America.

                                       VII

         The address of the registered office of the corporation is S.R. Box 333, Duck, Dare County, North Carolina 27949, and the same of the initial registered agent at such address is Douglas Richard Brindley.

                                      VIII

         The number of directors of the corporation may be fixed by the By-Laws, but it shall not be less than the number required by law.

                                       IX

         The number of directors constituting the initial Board of Directors shall be two and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholders or until their successors are elected and qualified are:

                  NAME:                                 ADDRESS:
                  ----                                  -------

         Douglas Richard Brindley              36 Christopher Drive, Duck
                                               Kitty Hawk, N.C.  27949

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         Betty S. Brindley                     36 Christopher Drive, Duck
                                               Kitty Hawk, N.C.  27949

                                       XI

         No contract or other transaction between this corporation and any other corporation and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any directors individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of this corporation, provided that the fact that he or such firm so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation, which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and seal, this the 15th day of October, 1985.


                                                /s/ Thomas L. White, Jr.  (SEAL)
                                                --------------------------
                                                Thomas L. White, Jr.


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